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                                                                    EXHIBIT 10.9

                                                                  EXECUTION COPY

                         INMC CAPITALIZATION AGREEMENT


          This INMC Capitalization Agreement (the "Agreement") is entered into and effective as of January 1, 1996, by and among CWM Mortgage Holdings, Inc. ("CWM"), Countrywide Funding Corporation ("Countrywide") and Independent National Mortgage Corporation ("INMC").


                                 WITNESSETH:

          WHEREAS, INMC has been duly organized and is validly existing and in good standing under the laws of the State of Delaware; and

          WHEREAS, CWM, Countrywide and INMC desire to set forth the terms and conditions under which CWM and Countrywide will maintain the capitalization of INMC.

          NOW, THEREFORE, in consideration of the agreements herein contained, CWM, Countrywide and INMC agree as follows:

1.        Definitions.  Each term defined in this Section, when used in this
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Agreement, shall, unless the context otherwise requires, have the following meaning:

          "Applicable Federal Rate" means the short term federal rate, compounded semiannually, as determined by the Secretary of the Treasury for purposes of Section 1274(d) of the Code adjusted as of the beginning of each calendar month.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means all of the authorized common stock, par value $.01 per share, of INMC.

          "INMC Ownership Percentage" means the relative ownership of INMC by CWM and Countrywide, which shall correspond to the percentage of any dividends payable to CWM as the holder of Preferred Stock and Countrywide as the holder of Common Stock as determined by Article IV of INMC's Certificate of Incorporation.
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          "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any government or any agency, bureau, board, commission, court, department official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, or any decree, injunction, judgment, order, ruling, assessment or writ.

          "Preferred Stock" means all of the authorized Series A Preferred Stock, par value $.05 per share, of INMC.

2.        Capitalization of INMC.  The authorized capitalization of INMC
          -----------------------
consists of 10,000 shares of Preferred Stock and 10,000 shares of Common Stock. Of the 10,000 shares of Preferred Stock, nine thousand nine hundred (9,900) shares were issued to CWM on April 20, 1993 in exchange for an aggregate consideration of two million four hundred seventy-five thousand dollars ($2,475,000), equal to ninety-nine percent (99%) of the then total capitalization of INMC. Of the 10,000 shares of Common Stock, one hundred (100) shares were issued to Countrywide on April 20, 1993 in exchange for an aggregate consideration of twenty-five thousand dollars ($25,000), equal to one percent (1%) of the then total capitalization of INMC. There are no other issued and outstanding shares of either Preferred Stock or Common Stock as of the date hereof.

3.        Rights and Preferences.  The rights and preferences of the Preferred
          ----------------------
Stock and the Common Stock shall be as specified in INMC's Certificate of Incorporation.

4.        Additional Capital Contributions to INMC.  In the event that CWM
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shall contribute any capital to INMC from and after the date hereof, Countrywide shall be deemed to be on notice of and, within two (2) business days of receipt of demand therefor, shall pay to CWM in immediately available funds the amount of such capital contributions allocable to Countrywide on the basis of the INMC Ownership Percentage.

5.        Advances.
          ---------

               (a) From time to time during the term of this Agreement, CWM may make advances to Countrywide hereunder for the purpose of satisfying Countrywide's payment obligations pursuant to Section 4 hereof. In the event that Countrywide fails to pay to CWM any amount required under
          Section 4 hereof within the time prescribed by such Section, CWM may, at its election, advance any such amount to Countrywide hereunder.

               (b) Countrywide unconditionally promises to pay to CWM principal and interest on any advances made pursuant to Section 5(a) hereof. Any such advances shall be evidenced by a single revolving demand promissory note, substantially in the form of Exhibit A hereto (the "Countrywide Revolving Demand Promissory Note"), representing the aggregate sum of all outstanding principal and interest due on such advances. The unpaid principal balance of the Countrywide Revolving Demand Promissory Note shall equal (i) the unpaid principal amount of all advances made by CWM to Countrywide pursuant to Section 5(a) hereof minus (ii) all principal repayments with respect to such advances; provided, however, that in no event shall the unpaid principal amount of the Countrywide Revolving Demand Promissory Note exceed five hundred thousand dollars ($500,000). Any advance made by CWM to Countrywide pursuant to Section 5(a) hereof, and any unpaid interest thereon, shall be due and payable on demand by CWM and may be prepaid in whole or in part by Countrywide at any time, without premium or penalty. Upon any termination of this Agreement pursuant to
          Section 7(a) hereof, any such advance shall mature and, together with accrued and unpaid interest thereon, become immediately due and payable. Interest shall accrue on all outstanding amounts advanced pursuant to Section 5(a) hereof, from and including the date of the making of such advance, to but excluding the date on which the principal amount of such advance shall be paid in full, at a rate equal to the Applicable Federal Rate, and shall be due and payable at least monthly. CWM shall notify Countrywide at least once per month of
          (i) the aggregate amounts advanced and outstanding pursuant to Section 5(a) hereof for all prior periods up to and including the then current month and (ii) the then-applicable interest rate.

               (c) All payments made by Countrywide hereunder shall be made in immediately available funds to an account designated by, or upon the order of, CWM. If Countrywide shall fail to make any payment when due hereunder, (i) such failure shall constitute a default hereunder entitling CWM, notwithstanding anything to the contrary contained in
          Section 8(h) hereof, to pursue any remedy available to CWM provided by law or equity and (ii) in addition to any remedy described in clause
          (i) above and not by way of limitation, Countrywide shall pay interest on such overdue amount

          (to the extent lawful) at a rate equal to the Applicable Federal Rate, plus 2%.

               (d) Countrywide hereby agrees that, for so long as this Agreement is in effect or any advances, together with any accrued interest thereon, are outstanding, on the third anniversary of the execution and delivery of the Countrywide Revolving Demand Promissory Note, and no later than every three years thereafter, Countrywide shall execute and deliver to CWM a new Countrywide Revolving Demand Promissory Note.

6.        Receipts and Distributions.  All rights and obligations of CWM and
          --------------------------
Countrywide not otherwise specified in this Agreement relating to any activities with respect to INMC shall be allocated between CWM and Countrywide in proportion to their INMC Ownership Percentages.

7.        Term of Agreement.
          ------------------

               (a) The term of this Agreement shall be for one year from the date first written above and shall thereafter be automatically renewed for successive one-year periods; provided, however, that this
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          Agreement may be terminated upon ninety (90) days' written notice by any party, in its sole discretion.

               (b) Notwithstanding any termination of this Agreement pursuant to Section 7(a), the provisions of Sections 5(b), 5(c), 5(d), 8 and this Section 7(b) shall survive any such termination.

8.        Miscellaneous.
          --------------

               (a)  Waiver of Law.  No provision of the Law is waived except
                    -------------
          as expressly provided herein; provided, however, that CWM, Countrywide
                                        --------  -------
          and INMC hereby expressly waive the provisions of the Law to the full extent permitted by the Law in order to uphold the provisions and validity of this Agreement and to cause this Agreement to be valid, binding and enforceable in accordance with its terms upon each of them and their respective transferees, successors and assigns.

               (b)  Notices.  Unless otherwise specified in this Agreement,
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          any notice required by this Agreement shall be transmitted in writing or by any other form of communication (including without limitation electronic mail) acceptable to the party to whom it is given and shall be effective and deemed delivered only when received by such party.

               (c)  Governing Law.  This Agreement shall be governed by and
                    -------------
          construed in accordance with the laws of the State of California.

               (d)  Captions.  The captions to the sections, subsections and
                    --------
          paragraphs in this Agreement are inserted for convenience only and shall not affect the construction or interpretation hereof.

               (e)  Counterparts and Duplicate Originals.  This Agreement and
                    ------------------------------------
          all amendments hereto may be executed in several counterparts and each counterpart shall constitute a duplicate original of the same instrument.

               (f)  Successors.  Anything in this Agreement to the contrary
                    ----------
          notwithstanding, any transferee, successor or assign, whether voluntary, by operation of law or otherwise, of the shares of CWM, Countrywide or INMC shall be subject to and bound by the terms and conditions of this Agreement as fully as though such person was a signatory hereto.

               (g)  Severability.  Any provision hereof prohibited by or
                    ------------
          unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

               (h)  Arbitration.  Any controversy or claim arising out of, or
                    ------------
          relating to this Agreement, the breach hereof or thereof, or coverage of this arbitration provision, shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration of such issues, including the determination of any amount of damages suffered by any party hereto by reason of the acts or omissions of any party, shall be final and binding upon all parties. Notwithstanding the foregoing, the arbitrator shall not be authorized to award punitive damages with respect to any such claim or controversy. No party shall seek punitive damages relating to any matter under, arising out of or relating to this Agreement in any other forum.

               (i)  Third Parties.  This Agreement is for the sole benefit
                    -------------
          of the parties hereto. No creditor of INMC shall have any right to enforce any of the provisions hereof against any party to this Agreement. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective permitted transferees, successors and assigns of shares pursuant to Section 9(f) hereof, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

               (j)  Assignment.  Neither this Agreement nor any party's rights
                    ----------
          or obligations under it are assignable without the written consent of each of the other parties to whom such rights or obligations relate, which consent may be withheld for any reason whatsoever (whether or not reasonable).

               (k)  Recovery of Expenses.  In the event a dispute arises with
                    --------------------
          respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in ascertaining such party's rights, in preparing to enforce, or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

               (l)  Remedies.  Subject to Section 8(h) hereof, the parties
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          hereto shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, no party will use, as a defense, that there is an adequate remedy at law. The failure by any party to this Agreement to exercise any such remedy does not constitute a waiver of that remedy in the future.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                       CWM MORTGAGE HOLDINGS, INC.

                                       /s/ Angelo R. Mozilo
                                       ----------------------------------
                                       Name:  Angelo R. Mozilo
                                       Title: Chairman of the Board of Directors



                                       COUNTRYWIDE FUNDING CORPORATION

                                       /s/ Thomas K. McLaughlin
                                       ----------------------------------
                                       Name:  Thomas K. McLaughlin
                                       Title: Executive Vice President
                                              and Chief Financial Officer



                                       INDEPENDENT NATIONAL MORTGAGE
                                        CORPORATION

                                       /s/ Michael W. Perry
                                       ----------------------------------
                                       Name:  Michael W. Perry
                                       Title: Exec. Vice President and
                                              Chief Executive Operating Officer

                                   EXHIBIT A

            [FORM OF COUNTRYWIDE REVOLVING DEMAND PROMISSORY NOTE]

                        COUNTRYWIDE FUNDING CORPORATION
                       REVOLVING DEMAND PROMISSORY NOTE

$500,000.00                                                 Pasadena, California
                                                                 January 1, 1996

          FOR VALUE RECEIVED, Countrywide Funding Corporation ("Countrywide") promises to pay to the order of CWM Mortgage Holdings, Inc. ("CWM") the unpaid principal amount of all advances made to it by CWM as specified in Sections 5(a) and 5(b) of the INMC Capitalization Agreement, dated as of January 1, 1996, by and among Countrywide, CWM and INMC, as amended from time to time (the "Agreement").

          Countrywide also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full as specified in Section 5(b) of the Agreement. The aggregate unpaid principal amount of this Note, as set forth in the books and records of CWM, shall be presumptive evidence of the principal amount and interest owing and unpaid on this Note.

          If Countrywide shall fail to make any payment when due hereunder, such failure shall entitle CWM to pursue the remedies set forth in Section 5(c) of the Agreement.

          This Note is issued pursuant to and entitled to the benefits of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the advances evidenced hereby were made and are to be repaid.

          All payments of principal and interest due in respect of this Note shall be made by wire transfer in immediately available funds to the account of CWM at:

          ABA No.:       121000358
          Acct. Title:   CWM MORTGAGE HOLDINGS, INC.
          Acct. No.:     12350-04627

or at such other place as shall be designated in writing for such purpose.

          This Note shall be deemed to be a contract under the laws of the State of California and for all purposes shall be construed in accordance with the laws of that State.

          IN WITNESS WHEREOF, Countrywide has caused this Note to be duly executed and delivered by its officers thereunto duly authorized as of the date first written above.

                                            COUNTRYWIDE FUNDING CORPORATION

                                            /s/ Thomas K. McLaughlin
                                            -----------------------------------
                                            Name:  Thomas K. McLaughlin
                                            Title: Executive Vice President
                                                   and Chief Financial Officer